Exhibit 10.3

AMENDMENT ONE TO

RESEARCH AGREEMENT 003693-00001

BETWEEN

UNIVERSITY OF SOUTHERN CALIFORNIA

AND

NANOFLEX POWER CORPORATION

This First Amendment to Research Agreement (the “Amendment”) dated August 8, 2016 is entered into by and between the University of Southern California, a California nonprofit educational institution (“USC”) and NanoFlex Power Corporation (“Sponsor”). USC and Sponsor are referred to collectively in this Amendment as the -parties” and individually as a “party.”

RECITALS

WHEREAS, USC and Sponsor entered into a Research Agreement dated December 21. 2013 (the “Agreement-); and

WHEREAS, USC and Sponsor desire to amend the Agreement to insert guidance on IP disclosure and licensing process, all as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, FOR DUE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.	The following language shall be added:

Suspension of Agreement

All work under this Agreement shall stop as of August 15, 2016. Work under this Agreement shall not start again until thirty (30) days after all expenses incurred by USC in the performance of this Agreement through August 15, 2016 have been reimbursed by Sponsor to USC and an amendment is executed by both parties laying out terms under which they will agree to restart work under this Agreement. During the period of this suspension USC shall not be obligated to perform any work as laid out in the scope of work for Sponsor and USC shall be free to conduct any research it would like including research laid out in the scope of work, including research for other sponsors, without any obligation to Sponsor.

2.	The following language shall be added: to Section 6. Payments:

The SPONSOR warrants that it shall pay USC $100,000 on August 15th 2016 and then the remaining $ 1,236,166.01 in equal installments on a quarterly basis to cover costs incurred by USC through August 15, 2016 in accordance with the below payment schedule:

Due no later than 11/15/16	$206,000.00
Due no later than 2/15/17	$206,000.00
Due no later than 5/15/17	$206,000.00
Due no later than 8/15/17	$206,000.00
Due no later than 11/15/17	$206,000.00
Due no later than 2/15/18	$206,116.01

Any late payments shall be considered a material breach of this Agreement. USC shall have the option to immediately terminate this Agreement. Upon USC’s notification to Sponsor of termination Sponsor shall be granted a ten (10) day period to cure the breach. If the breach is not cured upon expiration of the cure period, this Agreement shall automatically terminate. Upon termination, Sponsor shall promptly reimburse USC for all allowable expenditures including non-cancellable obligations incurred in the performance of the Agreement through the date of termination.

Checks shall reference “SPONSOR/Dr. Mark Thompson” and shall be made payable to the University of Southern California and sent to:

The University of Southern California

Sponsored Projects Accounting

File Number 52095

Los Angeles, California 90074-2095

3.	This amendment does not modify or amend the separate Amended License Agreement by and among Princeton University, USC, the Regents of the University of Michigan, and Sponsor dated May 1, 1998, and all existing and subsequent amendments thereto.

X.	GENERAL

A.	This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.	In the Case of any inconsistency between the provisions of the Agreement and this Amendment shall be construed and enforced in accordance with the laws of the State of California.

C.	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Agreement to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

D.	This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single amendment.

E.	Except as hereby modified, all terms and conditions of the Agreement remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, USC and Sponsor have each caused this Amendment to be executed by its duly authorized officer as of the date first above written.

UNIVERSITY OF SOUTHERN CALIFORNIA		NANOFLEX POWER CORPORATION

/s/ Katie Rountree		/s/ Mark Tobin
Authorized Official Signature		Authorized Official Signature
Name:	Katie Rountree	Name:	Mark Tobin
Title:	Associate Director	Title:	Chief Financial Officer
Date :	8/8/2016	Date:

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